                                    AGREEMENT

          AGREEMENT dated March 31, 1995 by and between Alliance Gaming Corporation, a Nevada corporation (the "Company"), and Anthony L. DiCesare, an individual (the "Executive").


                                    RECITALS:

          A. The Company considers it important and in its best interest and the best interest of its stockholders to foster the retention and engagement of key senior personnel, and the Company desires to retain the services of the Executive in such capacity, on the _____ and subject to the conditions provided in this Agreement.

          B. The Executive desires to accept such engagement by the Company and to render services to the Company, on the terms and subject to the conditions provided in this Agreement.


                                   AGREEMENT:

          The parties hereto agree as follows:

          1. EMPLOYMENT. The Company hereby agrees to retain the services of the Executive, and the Executive agrees to be retained by the Company, to render services to the Company for the period, at the rate of compensation and upon the other terms and conditions set forth in this Agreement.

          2. TERM. The term of the Executive's employment under this Agreement (the "Term") shall commence on the date hereof and shall continue through and including July 14, 1997, unless earlier terminated specifically as provided in this Agreement (the date of any termination of this Agreement or the expiration of the Term, as provided herein, the "Termination Date").

          3.  POSITION AND DUTIES.

          (a) POSITION. Subject to the remainder of Section 3(a), the Executive shall serve as Executive Vice President--Development and as a member of the Board. In such capacity, the Executive shall be the senior most executive engaged in the Company's development activities. During his employment hereunder, the Executive shall report directly to the Company's Chief Executive Officer and to the Company's Board of Directors (the "Board"). The Executive shall, if so elected by the stockholders of the Company (and subject to existing stockholders' agreements of the Company), serve on the Board from time to time, for successive periods of such election(s) and for
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such period as shall be agreed to by the Executive, subject, in each case, to the continued election thereto by the Company's stockholders. It is contemplated that, to the extent requested by the Company, the Executive shall devote all or substantially all of his business time to the fulfillment of his duties hereunder, as contemplated by Section 3(b) below.

          In the event that the Executive shall fail to be elected to the Board or shall otherwise resign from or be removed from the Board during the Term, as a result of action by the stockholders of the Company (at a regular or special meeting thereof), including their failure to so elect the Executive, or otherwise, then, notwithstanding any such event (but subject to the remainder of this Agreement, including without limitation, Sections 7 and 8 below), (i) the Executive shall nonetheless continue to render the services to the Company otherwise provided in this Agreement to be rendered by the Executive, (ii) the Company shall otherwise continue to furnish the compensation and other remunerations to the Executive otherwise provided in this Agreement to be furnished, and (iii) the parties shall, if appropriate, reasonably agree to an amendment or modification to this Agreement appropriately to reflect such state of affairs.

          (b) DUTIES. During the Term, the Executive shall, subject to supervision by the Board, have the authority and power to perform such duties as are consistent with those of an Executive Vice President of the Company. During the Term, the Executive shall perform the duties contemplated by such title and such other duties, consistent with his experience and abilities, as may be properly assigned to the Executive by the Board or the Company's Chief Executive Officer. The Executive shall use his best efforts to further the interests of the Company and at all times conduct himself in a manner which reflects credit upon the Company. It is contemplated that the Executive shall render services to the Company from an office established by the Company in New York, New York; however, the parties acknowledge and agree that the Executive may be required to travel extensively during the Term in fulfilling his duties hereunder (including numerous trips to Las Vegas, Nevada).

          4.  COMPENSATION AND REIMBURSEMENT OF EXPENSES.

          (a) COMPENSATION. For purposes of this Agreement, each consecutive 12 month period during the Term ending on each March 31st during the Term shall be referred to as an "Engagement Year." For services rendered by the Executive under this Agreement, the Company shall pay to the Executive as compensation
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during each Engagement Year during the Term, a base amount of compensation (the
"Base Compensation") at an annual rate of $250,000 per year (prorated for any partial Engagement Years). Increases in the Base Salary shall be considered by the Board no less frequently than annually, commencing at the end of the first Employment Year hereunder and will be based upon criteria applicable to other senior executives of the Company; it being understood, however, that the award of any such increase shall be in the sole discretion of the Board (with the Executive not voting on such determination). The Base Compensation shall be payable in equal bi-weekly installments, commencing with the end of the pay period which next follows the commencement of the Term, and shall be subject to customary payroll deductions (i.e., for social security, federal, state and local taxes and other amounts customarily withheld from the compensation of members of the Board and/or employees of the Company).

          (b) BONUS. The Executive shall be eligible to receive from the Company, within 120 days of the end of each Engagement Year, a cash bonus in respect of such Engagement Year (the "Annual Bonus"), which shall be based upon all relevant criteria, including without limitation, (i) the performance of the Company and/or the operations of the Company for which the Executive is primarily or exclusively responsible, during such Engagement Year, based upon customary financial and other criteria, such as but not limited to, return on the Company's consolidated stockholders' equity and total capital (i.e., stockholders' equity and total debt), performance of the Company's Common Stock, par value $.10 per share (the "Common Stock"), and the Company's and such operations' absolute and relative amounts of consolidated cash flow, operating income and net income, and the comparison of such results with the Company's and such operations' budgets and projections therefor and (ii) the performance of the Executive in rendering services to the Company; it being understood that the Company shall not be obligated to pay to the Executive any Annual Bonus and the payment, if any, and amount thereof shall be solely within the discretion of the Board (with the Executive not voting on such determination). It is also contemplated that the Compensation Committee of the Board shall formulate specific criteria and performance targets for the determination of the Annual Bonus, if any. The Annual Bonus shall be subject to customary payroll deductions (i.e., for social security, federal, state and local taxes and other amount customarily withheld from the compensation of members of the Board and/or employees of the Company).
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          (c) OPTIONS.  The Executive shall be eligible to receive from time to time employee and/or directors' stock options in accordance with the customary practices of the Company; it being understood that it is the contemplation of the Company and the Executive that the Executive shall receive employee and/or directors' stock options in amounts and on terms and conditions that are consistent with those granted to other senior executives and board members of the Company from time to time.

          (d) REIMBURSEMENT OF EXPENSES. Consistent with established policies of the Company as in effect from time to time, the Company shall pay to or reimburse the Executive for all reasonable and actual out-of-pocket expenses, including without limitation, travel, hotel and similar expenses, incurred by the Executive from time to time in performing his obligations under this Agreement.

          5.  BENEFITS.

          (a) BENEFIT PLANS. The payments provided in Section 4 above are in addition to any benefits to which the Executive may be, or may become, entitled under any of the Company's benefit plans or programs for which members of the Board or senior executive officers of the Company are or shall become eligible. In addition, the Executive shall be eligible to receive during the Term benefits and emoluments which are consistent with the benefits and emoluments provided to all members of the Board or senior executive officers of the Company.

          (b) VACATION. The Executive shall be entitled to reasonable periods of vacation and sick leave consistent with his role as a member of the Board or senior executive officers of the Company.

          (c) NO REDUCTION. There shall be no material reduction or diminution of the benefits provided in this Section 5 during the Term unless (i) the Executive shall have provided his consent to such reduction or diminution, (ii) an equitable arrangement (embodied in an ongoing substitute or alternative benefit or plan) has been made with respect to such benefit or plan or (iii) such reduction is part of a program of across-the-board benefit reductions similarly affecting the senior executive officers of the Company or members of the Board.
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          6.  BENEFITS PAYABLE UPON DISABILITY.

          (a) DISABILITY BENEFITS. During any period of Disability (as defined below) occurring during the Term, the Company shall continue to pay to the Executive the Base Compensation as provided herein and continue to extend to him the benefits described in Sections 4 and 5 hereof; it being understood that if disability benefits are provided under any disability insurance similar policy maintained by the Company (or maintained by the Executive, the cost of which is reimbursed or paid by the Company), payments under such policy shall be considered as payments by the Company and shall offset any Base Compensation payable to the Executive under this Agreement. As used in this Agreement, "Disability" shall mean the inability (as determined by a majority of the remaining members of the Board (other than the Executive) voting for such determination) of the Executive to render services to the Company, as provided herein;, as a result of physical or mental infirmity or disability.

          (b) SERVICES DURING DISABILITY. During the Term, notwithstanding any Disability, the Executive shall, to the extent that he is physically and mentally able to do so, furnish information, assistance and services to the Company, and, upon the reasonable request in writing on behalf of the Board (as determined by a majority of the remaining members of the Board (other than the Executive) voting for such determination), from time to time, he shall make himself available to the Company to undertake reasonable assignments and fulfill his duties hereunder, consistent with his current position with the Company and his physical and mental health.

          7. TERMINATION. This Agreement shall be terminated in accordance with the provisions of this Section 7, in which case the provision of Section 8 below shall be applicable.

          (a) UPON EXPIRATION OF THE TERM. This Agreement shall terminate in accordance with Section 2 above.

          (b) BY THE COMPANY. In addition to the provisions of Section 7(a) above, this Agreement is subject to earlier termination by the Company, as follows:

               (i) DEATH OF EXECUTIVE. If the Executive dies, this Agreement shall terminate. The Termination Date being the day of the Executive's death.
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               (ii)  DISABILITY.  If the Executive has been absent from service to the Company, as required in this Agreement, for a period of 90 days or more as a result of Disability during any consecutive 180-day period during the Term, the Company shall have the right to terminate this Agreement (as determined by a majority of the remaining members of the Board (other than the Executive) voting for such determination), the Termination Date being 15 days after notice thereof is provided to the Executive.

               (iii) TERMINATION BY THE COMPANY FOR CAUSE. The Company shall have the right to terminate the Executive's engagement under this Agreement for Cause (as defined below), the Termination Date to be immediately upon notice thereof from the Company to the Executive. For purposes of this Agreement, "Cause" shall mean the Executive's (A) conviction of any misdemeanor involving moral turpitude or any felony, (B) misappropriation or embezzlement from the Company, (C) denial or rejection of any gaming license or permit issued by the State of Nevada (or any applicable agency or political subdivision) or any other jurisdiction in or from which the denial of a gaming license or permit could materially adversely affect the Company's business, or commission of any act which could reasonably be expected to result in such denial or rejection, (D) any breach during the Term of Sections 10 or 11 below or (E) the persistent refusal, after written notice, to undertake the Executive's duties or obligations hereunder.

               (iv) NO TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company shall not have the right to terminate the Executive's engagement hereunder for any reason not -specifically set forth in clauses (i), (ii) or (iii) of this Section 7(b).

          (c) BY THE EXECUTIVE. In addition to the provisions of Section 1(a) above, this Agreement is subject to earlier termination by the Executive, as follows:

               (i) TERMINATION BY THE EXECUTIVE FOR JUST CAUSE. The Executive shall have the right to terminate his employment under this Agreement upon the occurrence of a material breach of this Agreement by the Company, which the parties agree shall be limited to (A) a reduction by the Company in the Base Salary below the minimum Base Salary specified in Section 4(a) above or the failure of the Company to pay to the Executive any portion of the Base
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     Salary within 30 days of the time that any such amount is due and payable hereunder or (B) the assignment to the Executive of duties and responsibilities that are materially inconsistent with those of a senior executive of the Company, in each case, in the cases of clauses 6 (A) and
     (B), which has not been cured by the Company after 30 days' written notice from the Executive to the Company; provided, that in the case of three such material breaches (and notice thereof), the Executive shall hereafter have the right to terminate this Agreement immediately upon notice to the Company in the case of a subsequent material breach. In the event that the Executive elects to terminate this Agreement as a result of the events described in clauses (A) or (B) above, Executive shall exercise such right within 10 days after the lapsing of the 30 day period referred to above in this clause (i) (assuming that the Company shall have failed to cure such material breach within such period), or, as applicable, within 10 days of any additional material breach giving rise to an immediate right of termination; thereafter, such right to terminate shall no longer be exercisable. The Termination Date shall be a date specified by the Executive, which shall be between 30 and 45 days after the date of the applicable notice giving rise to a termination, by the Executive to the Company.

               (ii) TERMINATION BY THE EXECUTIVE WITHOUT JUST CAUSE. The Executive shall have the right to terminate the Executive's employment under this Agreement for any other reason not set forth in clause (i) of this Section 7(c), the Termination Date being 15 days after notice thereof from the Executive to the Company.

          8. EFFECT OF TERMINATION. The following provisions shall be applicable in the event of the termination of this Agreement as provided in
Section 7 above.

          (a) EXPIRATION OF TERM. Upon termination of this Agreement as provided in Section 7(a) above, this Agreement shall terminate and be of no further force and effect, except as provided in Sections 11, 12 and 13(b) below, which shall survive such termination, and no additional payments, liabilities or obligations shall be due and owing from either party to the other.

          (b) DEATH.  Upon the termination of this Agreement as provided in
Section 7(b)(i) above, the Company shall pay to the Executive's estate (i) an amount equal to the sum of (A) the
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compensation otherwise payable to the Executive hereunder for the six-month period following the Termination Date, payable within 180 days after the Termination Date (but not earlier than any recovery of insurance proceeds in respect thereof, as provided below), and (B) any Annual Bonus for the Employment Year in which the Termination Date occurs that the Board determines would otherwise have been payable had the Executive not died, which Annual Bonus shall be reduced by prorating it through the Termination Date, payable, in the case of this clause (B), at the time such payment would otherwise be due and payable hereunder, and (ii) expense reimbursement amounts accrued through the Termination Date, at the time such payment would otherwise be due and payable thereunder, and neither party shall have any further liability or obligation to the other, except as provided in Section 12 below, which shall survive the Termination Date. Notwithstanding the provisions of clause (i) above, the Company shall have the right to provide for either or both of the payments described therein by purchasing life insurance on the Executive's life itself or reimbursing to the Executive the cost of the premiums in respect of such life insurance which shall be purchased directly by the Executive; in the event that either or both of such insurance coverages is obtained, such payments shall be made solely from such insurance coverages and not from the Company and shall constitute the Executive's estate's or heirs' sole remedy in respect of such payments.

In the event that the Executive shall own any employee or directors' stock options as of the Termination Date, an amount equal to 50% of any such options which are unvested as of the Termination Date shall vest and become exercisable by virtue of any termination under Section 7(b)(i) and, notwithstanding the provisions of the Company's Stock Option Plan pursuant to which such options may have been granted, the Executive's estate shall have a period of two years from the Termination Date to exercise such options.

          (c) DISABILITY.  Upon the termination of this Agreement as provided in
Section 7(b)(ii) above, the Company shall pay to the Executive (i) an amount equal to the compensation otherwise payable to the Executive hereunder for the six-month period following the Termination Date, and (ii) any Annual Bonus for the Employment Year in which the Termination Date occurs that the Board determines would otherwise have been payable had the Executive not become Disabled, which Annual Bonus shall be reduced by prorating it through the Termination Date, in each case, payable at the times such payments would otherwise be due and payable hereunder; provided, in the case of clauses (i) and
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(ii) above, that the Executive continues to comply with his covenants in
Sections 10 (during the shorter of (A) 12 months from the Termination Date and (B) the remainder of the Term had such termination under Section 7(b)(ii) above not occurred) and 11 below, as provided therein, and (iii) expense reimbursement amounts accrued through the Termination Date, at the time such payment would otherwise be due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 10, 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein, with the provisions of such Section 10 surviving for the shorter of (A) 12 months from the Termination Date and (B) the remainder of the Term had such termination not occurred. Notwithstanding the provisions of clauses (i) and (ii) above, the Company shall have the right to provide for either or both of such payments by either purchasing disability insurance itself in respect of the Executive or reimbursing to the Executive the cost of the premiums in respect of such disability insurance which shall be purchased directly by the Executive; in the event that either or both of such insurance coverages is obtained, such payments shall be made solely from such insurance coverages and not from the Company and shall constitute the Executive's sole remedy in respect of such payments.

In the event that the Executive shall own any employee or directors' stock options as of the Termination Date, an amount equal to 50% of any such options which are unvested as of the Termination Date shall vest and become exercisable by virtue of any termination under Section 7(b)(ii) and, notwithstanding the provisions of the Company's Stock Option Plan pursuant to which such options may have been granted, the Executive shall have a period of two years from the Termination Date to exercise such options.

          (d) TERMINATION BY THE COMPANY FOR CAUSE. Upon the termination of this Agreement as provided in Section 7(b)(iii) above, the Company shall pay to the Executive (i) the accrued and unpaid Base Salary, if any, through the Termination Date and (ii) expense reimbursement amounts accrued through the Termination Date, at the time such payments are otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 10, 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein, with the provisions of such Section 10 surviving for the shorter of (A) 12 months from the Termination Date and (B) the remainder of the Term had such termination not occurred. No unvested employee or
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directors' stock options shall vest or become exercisable by virtue of any termination under Section 7(b)(iii) and any and all rights thereto then possessed by the Executive shall be terminated and of no further force and effect.

          (e) TERMINATION BY THE EXECUTIVE FOR JUST CAUSE. Upon termination of this Agreement as provided in Section 7(c)(i) above, the Company shall pay to the Executive (i) the Base Salary which would otherwise be payable hereunder in respect of the remainder of the Term; provided, that the Executive continues to comply with the covenants in Section 11 below, as provided therein, and (ii) expense reimbursement amounts accrued through the Termination Date, in each case, in the case of clause (i) and (ii) above, at the time such payments are otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein; it being understood that the covenants in Section 10 below shall be of no further force and effect following the Termination Date. All unvested employee or directors' stock option, if any, shall vest or become exercisable (in accordance with the Plan) by virtue of any termination under Section 7(c)(i).

          (f) TERMINATION BY THE EXECUTIVE WITHOUT JUST CAUSE. Upon the termination of this Agreement as provided in Section 7(c)(ii) above, the Company shall pay to the Executive (i) the accrued and unpaid Base Salary, if any, through the Termination Date, (ii) expense reimbursement amounts accrued through the Termination Date and (iii) Base Salary at a rate of 50% of the Base Salary otherwise in effect on the Termination Date per calendar year during the period that the provisions of Section 10 shall be in effect, as provided below, at the time such payments are otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 10, 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein, with the provisions of such Section 10 surviving for the shorter of (A) 12 months from the Termination Date and (B) the remainder of the Term had such termination not occurred. During such period that the provisions of Section 10 are in effect, the Executive shall continue to be eligible to receive the benefits provided in Section 5 above. No unvested employee or directors' options shall vest or become exercisable by virtue of any termination under Section 7(c)(ii) above and any and all rights thereto to such unvested options then possessed by the Executive shall be terminated and of no further force and effect.
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          9.  FEDERAL INCOME TAX AND OTHER WITHHOLDINGS.  The Company shall withhold from any benefits payable pursuant to this Agreement such federal, state, city or other taxes and other amounts as may be required to be withheld pursuant to any applicable law or governmental regulations or ruling and shall timely pay over to the appropriate governmental or other authorities the amount withheld, together with any additional amounts required to be paid by the Company in respect thereof.

          10. NON-COMPETITION. The Executive covenants and agrees that he will not at any time during the Term and, to the extent provided for in the applicable subsections of Section 8 above, up to a period of 12 months thereafter as provided in such subsections in Section 8 above, directly or indirectly, whether as employee, owner, partner, agent, director, officer, consultant, stockholder (except as the beneficial owner of not more than 5% of the outstanding shares of a corporation, any of the capital stock of which is listed on any national or regional securities exchange or quoted in the daily listing of over-the-counter market securities and, in each case, in which the Executive does not undertake any management or operational or advisory role) or in any other capacity, for his own account or for the benefit of any person or entity, establish, engage or be connected with or in any manner any person or entity which is at the time engaged in a business which is on the date hereof or on any applicable Termination Date in competition with the business of the Company (or any of its subsidiaries or affiliates)

          11. CONFIDENTIAL INFORMATION AND NON-DISPARAGEMENT. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company and its stockholders all secret, confidential or proprietary information, knowledge or data relating to the Company (and any of its subsidiaries or affiliates), which shall have been obtained by the Executive during or by reason of his engagement by the Company, in accordance with the principles of NRS 600A.010 et seq. (the so-called Uniform Trade Secrets Act). During and after the end of the Term, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to any person or entity other than the Company (or such applicable subsidiaries or affiliates) and those designated by them which would result in any misappropriation under and as defined in such Act, except that, during his engagement hereunder, in furtherance of the business and for the benefit of the Company, the Executive may provide confidential information as appropriate to attorneys,
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accountants, financial institutions or other persons or entities engaged in business with the Company from time to time.

          (b) Each of the parties agrees that from and after any termination or expiration of the Term, neither shall, publicly or privately, disparage or make any statements (written or oral) that could impugn the integrity, acumen (business or otherwise), ethics or business practices, of the other, except, in each case, to the extent (but solely to the extent) necessary in any judicial or arbitral action to enforce the provisions of this Agreement.

          12.  INDEMNIFICATION AND LIABILITY INSURANCE.

          (a) INDEMNIFICATION. The Company shall indemnify and hold the Executive harmless, to the fullest extent legally permitted by Section 78.751 of the Nevada Corporation Code (as amended and in effect from time to time) against any and all expenses, liabilities and losses (including without limitation, reasonable attorneys' fees and disbursements of counsel reasonably satisfactory to the Company), incurred or suffered by him in connection with his service as a member of the Board during the Term, in each case, except to the extent of the Executive's negligence or willful misconduct.

          (b) INSURANCE. The Company shall maintain, for the benefit of the Executive, a directors' and officers' liability insurance policy insuring the Executive's service as a member of the Board during the Term in accordance with its customary practices as in effect from time to time during the Term. The parties acknowledge and agree that such policy may cover other directors and officers of the Company in addition to the Executive.

          13.  GENERAL PROVISIONS.

          (a) ASSIGNMENT. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive or the Company without the prior written consent of the other; provided, that (i) in the event of the Executive's Death during the Term, the Executive's estate and his heir, executors, administrators, legatees and distributees shall have the rights and obligations set forth herein, as provided herein, and (ii) nothing contained in this Agreement shall limit or restrict the Company's ability to merge or consolidate or effect any similar transaction with any other entity, irrespective of whether the Company is the surviving entity; provided, that such surviving entity shall
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continue to be bound by the provisions hereof binding upon the Company.

          (b) MATERIAL INDUCEMENTS. The provisions of Sections 10 and 11 above are material inducements to the Company entering into and performing this Agreement; accordingly, in the event of any breach of such provisions by the Executive, in addition to all other remedies at law or in equity possessed by the Company, the Company shall have the right to terminate and not pay any amounts payable to the Executive hereunder.

          (c) BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Company and their respective heirs, executors, administrators, legatees and distributees, successors and permitted assigns.

          (d) AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

          (e) SEVERABILITY. If, for any reason, any provision of this Agreement is determined to be invalid or unenforceable, such invalidity or lack of enforceability shall not affect any other provision of this Agreement not so determined to be invalid or unenforceable, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect, irrespective of such invalid or unenforceable provision.

          (f) EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto respecting the Executive's employment by the Company, and supersedes any prior agreement between the Company and the Executive relating to the retention of the Executive as an employee of the Company. Nothing contained in this Agreement shall affect in any manner whatsoever any of the agreements or instruments executed on or prior to the date hereof among the Executive or any of his affiliates on the one hand, and the Company or any other party (including without limitation, Kirkland-Ft. Worth Investment Partners, L.P., Kirkland Investment Corporation, Gami Systems Advisors, L.P., GSA, Inc. or Joel Kirschbaum), on the other hand.

          (g) NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by telecopy or by hand, (ii) one business day after sending, if sent by reputable
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overnight courier service, such as Federal Express, or (iii) three business days after being mailed, if sent by United States certified or registered mail, return receipt requested, postage prepaid. Notices shall be sent by one of the methods described above; provided, that any notice sent by telecopy shall also be sent by any other method permitted above. Notices shall be sent, if to the Executive, to 129 West 69th Street, New York, New York 10023; telecopy no. (212) 888-1253; and if to the Company, to Alliance Gaming Corporation, 4380 Boulder Highway, Las Vegas, Nevada 89121; telecopy no. (702) 454-0478, directed to the attention of the Board with copies to the Chairman, the Chief Executive Officer and the Secretary of the Company; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          (h) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (i) ARBITRATION. In the event of a dispute or controversy arising under or in connection with this Agreement (except, at the option of the Company, Sections 10 and 11 above), the Executive shall give the Company or the Company shall give the Executive, as applicable, a written demand for relief.
If the dispute or controversy is not resolved, it shall be settled exclusively by arbitration, conducted in Las Vegas, Nevada, in accordance with the rules of the American Arbitration Association (or if such association does not then conduct business in such city, another arbitral panel reasonably satisfactory to each party) then in effect. Judgment shall be entered on the arbitrator's award in any court having jurisdiction over the parties hereto.

          (j) INDULGENCES, ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

          (k) HEADINGS. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (l) GOVERNING LAW. This Agreement has been executed and delivered in the State of Nevada, and its validity, interpretation, performance, and enforcement shall be governed by the laws of such State, without regard to principles of conflicts of laws.

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

                                                                              16


          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, all as of the date first set forth above.


                         Alliance Gaming Corporation


                         By: /s/ Steve Greathouse
                            ----------------------------------
                         Steve Greathouse
                         President and Chief Executive Officer


                          /s/ Anthony L. DiCesare
                         -------------------------------------
                         Anthony L. DiCesare